Exhibit 26(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Ohio National Life Assurance Corporation and Contract Owners of Ohio National Variable Account R:

We consent to the use of our reports for Ohio National Variable Account R dated April 6, 2016, and for Ohio National Life Assurance Corporation dated April 26, 2016 included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 23 to File No. 333-40636 on Form N-6.

/s/ KPMG LLP

Columbus, Ohio

April 28, 2016